EXHIBIT 5-1
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   SCHIFF HARDIN & WAITE
   A Partnership Including Professional Corporations

   6600 Sears Tower, Chicago, Illinois  60606-6473
   Telephone  (312) 258-5500 Facsimile (312) 258-5600

   Frederick L. Hartmann
   (312) 258-5656


                                 March 3, 1999


   Arvin Industries, Inc.
   One Noblitt Plaza, Box 3000
   Columbus, IN  47202-3000

        Re:  Arvin Industries, Inc.
             Registration Statement on Form S-3

   Gentlemen:

        We have acted as counsel to Arvin Industries, Inc., an Indiana corporation (the "Company"), in connection with the filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act") of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission. The Registration Statement relates to the registration under the Act of up to $25,000,000 of additional unsecured, senior and subordinated debt securities, consisting of debentures, notes or other evidences of indebtedness in one or more series ("Debt Securities") of the Company.

        The senior Debt Securities are to be issued under an indenture, dated as of July 3, 1990, as amended, between the Company and Harris Trust and Savings Bank, as trustee. The subordinated Debt Securities are to be issued under an indenture, to be entered into between the Company and NBD Bank, N.A. or its successor, as trustee. (Each such indenture is referred to as an "Indenture" and, together, as the "Indentures.") The Debt Securities may be offered and sold pursuant to one or more underwriting agreements (each, together with any related schedule of terms, an "Underwriting Agreement") between the Company and the underwriters named therein, or as otherwise provided pursuant to the Registration Statement.

        In this regard, we have reviewed the Registration Statement and the exhibits thereto and have examined such other documents and made such investigation as we have deemed necessary in order to enable us to render the opinions set forth below. In rendering such opinions, we have assumed that (i) a Prospectus Supplement (a "Prospectus
   Supplement") relating to the Debt Securities to be offered and sold as contemplated by the Registration Statement will be prepared, delivered





   and filed as contemplated by the Act, (ii) if subordinated Debt Securities are to be issued and sold, the Indenture with respect to the subordinated Debt Securities will have been authorized, executed and delivered by NBD Bank, N.A. or its successor, as trustee, in substantially the form filed as an exhibit to the Registration Statement, (iii) the respective Indenture will represent the valid and binding obligation of the respective trustee, (iv) each Underwriting Agreement will be executed and delivered in substantially the respective form filed as an exhibit to the Registration Statement, and
   (v) each Underwriting Agreement will be authorized, executed and delivered by or on behalf of the underwriters named therein and will represent a valid and binding obligation of each such underwriter.

        Based on the foregoing, we are of the opinion that:

        1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Indiana.

        2. The Debt Securities will be valid and binding obligations of the Company, enforceable in accordance with their terms (except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles and except that a claim in respect of any Debt Securities denominated other than in U.S. dollars may be converted into U.S. dollars at a rate of exchange prevailing at a date determined by applicable law), at such time as: (a) the board of directors of the Company or a duly authorized committee thereof (the "Board of Directors") shall have established by resolution, not inconsistent with the applicable Indenture, a series in which such Debt Securities are to be issued and the terms of such Debt Securities, and such series and terms shall have been set forth in an officers' certificate or established in a supplemental indenture in accordance with the requirements of the Indenture; and (b) the issuance and sale of such Debt Securities shall have been duly executed, authenticated, issued and delivered pursuant to the provisions of the applicable Indenture and, if applicable, in accordance with a duly authorized, completed and executed Underwriting Agreement, as contemplated in the Registration Statement and the related Prospectus Supplement, against payment of the agreed consideration therefor.





        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Opinions" in the prospectus constituting a part of the Registration Statement.

                                 Very truly yours,

                                 SCHIFF HARDIN & WAITE




                                 By:  /s/ Frederick L. Hartmann
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                                      Frederick L. Hartmann